UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2006
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24647 (Commission File Number)	77-0328533 (IRS Employer Identification No.)
4988 Great America Parkway
Santa Clara, California 95054
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (408) 235-5500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 26, 2006, the Board of Directors of Terayon Communication Systems, Inc. (the “Company”) approved the terms of the bonus arrangements for Jerry Chase, the Company’s Chief Executive Officer, and Mark Richman, the Company’s Chief Financial Officer. Under the approved bonus arrangements, Messrs. Chase and Richman are eligible to earn a target bonus equal to 75% of their respective base salaries in accordance with their employment agreements. Bonus awards, if any, will be based on achievement of specified EBITDA and revenue objectives, each of which will be weighted equally and will determine payment of the respective portion of the target bonus amount.
Item 8.01. Other Events.
On May 26, 2006, the Company announced that it has retained Stonefield Josephson, Inc., which is currently auditing the Company’s consolidated financial statements for the year ended December 31, 2005, to audit the Company’s consolidated financial statements for the year ended December 31, 2004 and review the quarters of 2004 and, if necessary, to audit the Company’s consolidated financial statements for the year ended December 31, 2003 and review the quarters of 2003. Management is continuing to review the financial statements and the Company’s revenue recognition policies to determine whether it will recommend to the Audit Committee that the previously announced restatement of the Company’s consolidated financial statements for 2004 will require any additional restatements or audits for any prior periods, such as 2003. FTI Consulting has been retained to assist management in determining and implementing the Company’s revenue recognition policies.
The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated May 26, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Terayon Communication Systems, Inc. on May 26, 2006 entitled “Terayon Announces Retention of Current Auditor to Audit 2004 Financial Statements”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 26, 2006

Terayon Communication Systems, Inc.
By:	/s/ Mark Richman
Title: Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED MAY 26, 2006

Exhibit	Description

99.1	Press release issued by Terayon Communication Systems, Inc. on May 26, 2006 entitled “Terayon Announces Retention of Current Auditor to Audit 2004 Financial Statements”